As filed with the Securities and Exchange Commission on March 12, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Fluence Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	87-1304612
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4601 Fairfax Drive, Suite 600

Arlington, Virginia 22203

(Address of principal executive offices) (Zip code)

Amended and Restated Fluence Energy, Inc. 2021 Incentive Award Plan

(Full title of the plan)

Julian Nebreda

Chief Executive Officer and President

4601 Fairfax Drive, Suite 600

Arlington, Virginia 22203

(Name and address of agent for service)

Telephone: (833) 358-3623

(Telephone number, including area code, of agent for service)

Copies to:

Senet S. Bischoff Alison A. Haggerty Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 Telephone: (212) 906-1200 Fax: (212) 751-4864	Ahmed Pasha SVP & Chief Financial Officer Vincent Mathis SVP & Chief Legal and Compliance Officer and Secretary 4601 Fairfax Drive, Suite 600 Arlington, Virginia 22203 Telephone: (833) 358-3623

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering 6,700,000 shares of the Registrant’s common stock to be issued pursuant to the Amended and Restated Fluence Energy, Inc. 2021 Incentive Award Plan (the “Incentive Plan”). On March 12, 2026, the Registrant’s stockholders approved the amendment and restatement of the Fluence Energy, Inc. 2021 Incentive Award Plan to, among other things, authorize the issuance of 16,200,000 shares of the Registrant’s Class A common stock for awards under the Incentive Plan, which includes 9,500,000 shares previously authorized for issuance under the Fluence Energy, Inc. 2021 Incentive Award Plan plus an increase of 6,700,000 shares, and extend the term of the Incentive Plan to January 20, 2036.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

Except as set forth below, the contents of the Registration Statement on Form S-8 (File Nos. 333-291786 and 333-260544), including any amendments thereto, filed with the Securities and Exchange Commission (the “Commission”), relating to the Incentive Plan (as an amendment and restatement to the Fluence Energy, Inc. 2021 Incentive Award Plan), are incorporated by reference herein.

Item 8.	Exhibits.

Exhibit Number	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-40978), filed on November 3, 2021 with the Commission).

4.2	First Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-40978), filed on December 22, 2022 with the Commission).

4.3	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-40978), filed on November 3, 2021 with the Commission).

5.1+	Opinion of Latham & Watkins LLP.

23.1+	Consent of Ernst & Young LLP.

23.2+	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1+	Power of Attorney (included on signature page).

99.1+	Amended and Restated Fluence Energy, Inc. 2021 Incentive Award Plan.

107+	Filing Fee Table

+ Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Virginia, on the 12th day of March, 2026.

Fluence Energy, Inc.

By:	/s/ Julian Nebreda
Julian Nebreda
Chief Executive Officer, President and Director (Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Julian Nebreda and Ahmed Pasha, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubtitution, for such person and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Julian Nebreda		March 12, 2026
Julian Nebreda	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ Ahmed Pasha		March 12, 2026
Ahmed Pasha	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Michelle Philpot		March 12, 2026
Michelle Philpot	Chief Accounting Officer (Principal Accounting Officer)

/s/ Herman Bulls		March 12, 2026
Herman Bulls	Chairperson

/s/ Cynthia Arnold		March 12, 2026
Cynthia Arnold	Director

/s/ Peter Chi-Shun Luk		March 12, 2026
Peter Chi-Shun Luk	Director

/s/ Ricardo Falú		March 12, 2026
Ricardo Falú	Director

/s/ Elizabeth Fessenden		March 12, 2026
Elizabeth Fessenden	Director

/s/ Ruth Gratzke		March 12, 2026
Ruth Gratzke	Director

/s/ Axel Meier		March 12, 2026
Axel Meier	Director

/s/ Tish Mendoza		March 12, 2026
Tish Mendoza	Director

/s/ Chris Shelton		March 12, 2026
Chris Shelton	Director

Fahad Al-Darwish	Director

/s/ Harald von Heynitz		March 12, 2026
Harald von Heynitz	Director